UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2020

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.02
Unregistered Sales of Equity Securities.

On March 16, 2020 Amazing Energy Oil & Gas, Co. (the “Company”) issued 8,333,333 restricted shares of its Common Stock (the “Shares”) to Cicero Transact Group, Inc. pursuant to an exemption from registration available under Section 4 of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The Shares issued have a value of $250,000.00. The Shares constitute 7% of the issued and outstanding shares of the Company’s Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of March, 2020.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew III
Will McAndrew III, CEO